Exhibit 2

                                 essenta foods
                                                                        Slide 1

 Disclaimer

This presentation has been prepared solely by Northern Foods plc ("Northern
Foods") and Greencore Group plc ("Greencore Group") .

By viewing these presentation slides, you agree to be bound by the following limitations.

The issue and distribution of this document is restricted by law. This document is not being distributed by nor has it been approved for the purposes of section 21 of the UK Financial Services and Markets Act ("FSMA") by a person authorised under FSMA. This document is being distributed and communicated to persons in the UK only in circumstances in which section 21(1) of FSMA does not apply.

This presentation does not constitute or form part of, and should not be construed as, an offer, solicitation or invitation to subscribe, for, underwrite or otherwise acquire, any securities of Northern Foods or Greencore
Group. This presentation is not directed to, or intended for distribution to or use by any person or entity that is a citizen or resident or located in any locality, state, country or other jurisdiction where such distribution or use would be contrary to law or regulation or which would require any registration or licensing within such jurisdiction.

The information contained herein does not constitute an offer of securities for sale in the United States or offer to acquire securities in the United States.
The Greencore Group ordinary shares referred to herein have not been, and are not intended to be, registered under the U.S. Securities Act of 1933, as amended (the "Securities Act") and may not be offered or sold, directly or indirectly, into the United States except pursuant to an applicable exemption.
The Greencore Group ordinary shares are intended to be made available within the United States in connection with the merger described herein pursuant to an exemption from the registration requirements of the Securities Act.

The merger described herein relates to the securities of a non-U.S. company.
The merger is subject to disclosure and procedural requirements of Ireland and the United Kingdom, which are different from those of the United States.
Financial statements included in the document, if any, have been prepared in accordance with International Financial Reporting Standards as adopted by the
European Union, which may not be comparable to the financial statements of
United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since
Greencore Group and Northern Foods are located in Ireland and the United
Kingdom, respectively, and some or all of their officers and directors may be residents of Ireland, the United Kingdom or other non-U.S. countries. You may not be able to sue a non-U.S. company or its officers or directors in a
non-U.S. court for violations of the U.S. securities laws. It may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S.
court's judgment.

This presentation includes forward -looking statements such as and Northern
Foods' and Greencore Group's beliefs and expectations regarding the proposed combination of the two businesses. These statements are based on certain assumptions and reflect Northern Foods' and Greencore Group's current expectations. Forward -looking statements also include statements about
Greencore Group's and Northern Foods' beliefs and expectations related to the
Merger, benefits that would be afforded to customers, benefits to the Combined
Group that are expected to be obtained as a result of the Merger, as well as the parties' ability to enhance shareholder value through, among other things, the delivery of expected synergies. There can be no assurance that the Merger will be consummated or that the anticipated benefits will be realised. The
Merger is subject to various approvals and the fulfilment of certain conditions, and there can be no assurance that any such approvals will be obtained and/or such conditions will be met. All forward -looking statements in this presentation are subject to a number of risks and uncertainties that could cause actual results or events to differ materially from current expectations.

The information included in this presentation has been provided to you solely for your information and background and is subject to updating, completion, revision and amendment and such information may change materially. No person is under any obligation to update or keep current the information contained in this presentation.

The information contained in this presentation has not been independently verified and some of the information is still in draft form. No representation, warranty or undertaking, express or implied, is made by Northern Foods or
Greencore Group or their respective advisors or representatives or their respective affiliates, officers, employees or agents, as to, and no reliance should be placed on, the fairness, accuracy, completeness or correctness of the information or the opinions contained herein.
                                                                         Slide 2

 A Merger of Equals

[GRAPHIC OMITTED]

[]   Creating a leading chilled prepared food company in the UK
[]   Enhanced by strong brand positions and growth platforms in the US and
     Ireland
[]   Combining two strong Boards and senior executive teams
[]   With significant cost synergies and the potential to build a 'best of both'
     business
                                                                         Slide 3

 The Time is Right

--------------------------------------------------------------------------------
    Logic of combination compelling
--------------------------------------------------------------------------------
[]  On the strategic agenda of both Boards for many years
[]  Industrial logic of combination can now reward stakeholders
--------------------------------------------------------------------------------
    Both companies now streamlined, focused and ready for this combination
--------------------------------------------------------------------------------
[]  Long-track records of operating successfully in the UK convenience food sector
[]  Streamlined business models following divestments of non-core businesses
[]  Reduced leverage in recent years
--------------------------------------------------------------------------------
    Creates opportunities for stakeholders
--------------------------------------------------------------------------------
[]  Structure allows the creation of a compelling business with appropriate leverage from day one
[]  Executed by Cross Border Merger and share for share
    exchange
[]  Targeting completion second quarter 2011
                                                                         Slide 4

 The Business

                          Essenta Foods - [pound]1.7bn

                               [GRAPHIC OMITTED]

NOTES
[]   Divisional revenue is estimated based on the reported revenue for continuing operations in the most recent annual results (Mar 10 for
     Northern Foods and Sep 10 for Greencore) . Greencore FY10 has been translated at EUR/GBP: 0.864.
[]   [pound]1.7bn includes c. [pound]60m of Irish Agri revenue
                                                                         Slide 5

 The Benefits Being Delivered

1   [] A food business of scale
2   [] A portfolio with balance, leadership and growth potential
3   [] Blue-chip customer base
4   [] Well-invested manufacturing facilities
5   [] Strong Board and executive management team with clear integration plan
6   []Significantsynergy potential
7   [] Strong capital market structure
                                                                         Slide 6

 1. A Food Business of Scale

[GRAPHIC OMITTED]

NOTE
[]   Reported revenue and pre exceptional operating profit for continuing operations based on the most recent annual results (Mar 10 for Northern
     Foods and Sep 10 for Greencore) . Greencore FY10 has been translated at
     EUR/GBP: 0.864.
                                                                         Slide 7

 2.1 A Portfolio with Balance, Leadership and Growth Potential: UK Convenience

               A leading chilled prepared food company in the UK

                               [GRAPHIC OMITTED]

[]   The [pound]460m additional Food for Later revenue in the UK is comprised of significant positions in Quiche, Pies, Chilled Pizza, Pasta Sauces, Cooking
     Sauces and Pickles, Yorkshire Puddings, Celebration Cakes, Christmas Cakes
     and Puddings
[]   Supplemented by an exciting chilled prepared business in the US and fast growing chilled business in Ireland

*Source: Food to Go -- Sandwiches: volume growth rate from Nielsen Grocery
Multiples, 52 weeks ended 3 October 2010; Chilled Ready Meals: volume growth rate from Kantar WorldPanel 52 weeks ended 3 October 2010
                                                                         Slide 8

 2.2 A Portfolio with Balance, Leadership and Growth Potential: Brands

Fox's logo
----------
[]   Resurgent biscuits business in the UK with revenue of c. [pound]200m and excellent profit trajectory
[]   Market leading automation and technology
[]   Strong brand equity and private label positions allows scope for further growth

Goodfeller's logo
-----------------
[]   Strong brand supplemented by private label positions for to otal tal revenue of c. [pound]120m
[]   Comprehensive plan in place to address operational performance

Donegal Catch's logo
--------------------
[]   Strong market positions in respective categories of frozen fish and vegetables, with combined revenue of c. [pound]40m

Weight Watchers' logo
---------------------
[]   Brand licence across multiple chilled food categories in UK and US, with revenues of c. [pound]30m and further scope for growth
                                                                         Slide 9

 3. Blue-Chip Customer Base

Strong UK retail relationships
------------------------------
[GRAPHIC OMITTED]

Developing and diversifying UK convenience and foodservice channels
-------------------------------------------------------------------
[GRAPHIC OMITTED]
                                                                        Slide 10

 4. Well-Invested Scale Manufacturing Facilities

A portfolio of well-invested manufacturing facilities

[]   A portfolio with 26 manufacturing facilities in the UK, 7 in Ireland and 2 in the US
[]   In the last three years, both groups have invested a significant amount of capex in these facilities
[]   This includes Project Golden which is a specific best-in-class automation upgrade for the Biscuits business

With capacity to support anticipated market growth in the next 2-3 years

                               [GRAPHIC OMITTED]
                                                                        Slide 11

 5.1 Strong Board and Management Team

Essenta Board of Directors
--------------------------
[] Chairman                     Anthony Hobson
[] Deputy Chairman              Ned Sullivan
[] Chief Executive Officer      Patrick Coveney
[] Chief Financial Officer      Simon Herrick
[] Non-Executive Directors      Gary Kennedy    Tony Illsley
                                Patrick McCann  David Nish
                                David Simons    Sandra Turner

[GRAPHIC OMITTED]
                                                                        Slide 12

 5.2 Critical Organisational Decisions Already Made[]

New Executive Team With 100 Years Of Food Industry Experience

[]  Chief Executive Officer: Patrick Coveney
[]  Chief Financial Officer: Simon Herrick
[]  UK Food for Later:       Di Walker
[]  UK Food to Go:           Kuldip Kular
[]  UK/Ireland Branded:      Graham Hunter
[]  US Convenience:          Liam McClennon
[]  Development Director:    Eoin Tonge
[]  Integration Director:    Cormac Waters

[] Corporate head office in Dublin, a UK operating centre in Yorkshire
[] Clear integration programme to ensure all benefits are captured
                                                                        Slide 13

 6.1 Significant Cost Synergy Potential Already Identified []

[]   [pound]40m of cost synergies delivered through a combination of overheads, purchasing, supply chain, financing and tax synergies
[]   This represents c. 2% of the combined sales
[]   Independently reviewed
[]   We expect about 90% of the synergies will be delivered in the second full year post completion of the merger and that the one-time costs of achieving these synergies will be c. [pound]45m
                                                                        Slide 14

 6.2 ... and Combination Creates Potential to Build a 'Better than Both' Business

Specific revenue opportunities already being investigated

[] Leverage Greencore 'direct to store' model
[] Build on Northern Foods' heritage and capability in research and development
[] Stretch brands across broader set of categories

Talent and culture

[] Access and develop a deeper pool of talent for current and future opportunities
                                                                        Slide 15

 7. Optimal Capital Market Structure

    Premium listing in London
    -------------------------
[]  Traded on the main market of the London Stock Exchange
[]  Potential to apply for a secondary listing on Irish Stock Exchange in due course FTSE
[]  Anticipated inclusion in the FTSE UK index series on completion
    Irish tax residency
[]  Structure allows Irish tax residency from day one
    Investment grade
[]  Expect investment grade issuer rating from DBRS
                                                                        Slide 16

 A Clear Financial Strategy

Target industry leading sustainable operating returns by

[]   Protecting base business to ensure delivery of both companies' pre synergy budgeted EBIT levels
[]   Adding operational synergies of [pound]35m to this baseline
[]   Creating a new business capable of delivering sustainable strong revenue growth and operating margins

Sterling will be the reporting currency with a March year end

[] Matches business, asset and funding profile

Tightly managed balance sheet to reflect business risk and development needs

[] Focus on strong operating cash generation
[] Target capex/depreciation ratio of below 100%
[] Capital structure with long term debt facilities and prudent fixed/floating debt mix
                                                                        Slide 17

 Clarity on Cost Synergies

------------------------------------------
                                  Full
        Category               Synergies
                            --------------
                               [pound]m        Circa 90% delivered in the second
                            --------------     year
Overheads                         15
Purchasing and Supply Chain       20
Finance and Tax                    5
                            --------------
Total                             40
------------------------------------------

One-off costs to realise these synergies are expected to be c. [pound]45m with approximately two thirds being incurred in the first twelve months after the merger

NOTES
[]   Estimates of synergies relate to future actions and circumstances which, by their nature, involve risks, uncertainties, contingencies, and other factors
                                                                        Slide 18

 Strong Capital Structure

The combined entity is a better credit

[]   Increased scale, more diversified profile and significant operating cashflow
[]   Opening leverage of c. 2.3x
[]   Issuer investment grade rating (BBB low with stable trend) expected from
     DBRS

Long term capital structure

[]   New five year [pound]450m revolving credit facility underwritten by five major banks
[]   Complements existing portfolio of c. [pound]300m of USPP notes with maturities between 2012 and 2020
                                                                        Slide 19

 A Clear Plan to Manage Pension Obligations

Both companies actively managing liability profile

[]   Overall IAS 19 deficits (net of related deferred tax) of [pound]77m and
     [pound]105m for Greencore and Northern Foods respectively at end September
     2010
[]   Significant risk mitigating actions already in place or in progress

Certainty over pension scheme cashflows

[]   Memorandum of understanding with trustees of Northern Foods primary UK scheme has now been agreed
     -    Cash contributions of [pound]15m per annum for past service deficit funding from April 2011 have been secured
[]   No other schemes across the combined Group are expected to be impacted
                                                                        Slide 20

 Industry -Leading and Sustainable Operating Performance

        Greencore Group FY10            Northern Foods FY10                  Combined
        --------------------            -------------------                  --------
                    End September                      End March
                 ------------------                  ------------- --------------------------
                   []m  [pound]m                        [pound]m                    [pound]m
                 ------------------                  ------------- --------------------------
Revenue           856      740       Revenue              977      Revenue            1,717
EBITDA             81       70       EBITDA                92      EBITDA               162
Operating Profit   60       51       Operating Profit      55      Operating Profit     106

                   To be enhanced by tangible cost synergies

NOTES
[]   Greencore FY10: Continuing reported ; translated at EUR/GBP = 0.864;
     operating profit and EBITDA are stated before exceptional items and acquisition related amortisation
[]   Northern FY10 : Continuing reported; operating profit and EBITDA are stated
     pre-restructuring items
[]   Combined is the straight addition of the last full financial years of both companies
                                                                        Slide 21

 Strong Operating Cashflow

        Greencore Group FY10            Northern Foods FY10                  Combined
        --------------------            -------------------                  --------
                    End September                      End March
                 ------------------                  ------------- --------------------------
                   []m  [pound]m                        [pound]m                    [pound]m
                 ------------------                  ------------- --------------------------
EBITDA              81   70        EBITDA                   92     EBITDA              162
Capex              (25) (21)       Capex                  (27)     Capex               (48)
Working Capital     25   21        Working Capital          11     Working Capital      32
                   ---------                            ------                        ----
Operating Cashflow  81   70        Operating Cashflow       76     Operating Cashflow  146

                  To cover tax, interest, pension and dividend

NOTES
[]   Greencore FY10: Continuing reported ; translated at EUR/GBP = 0.864; EBITDA is stated before exceptional items and acquisition related amortisation
[]   Northern FY10 : Continuing reported; EBITDA is stated pre-restructuring items
[]   Combined is the straight addition of the last full financial years of both companies
                                                                        Slide 22

 Progressive Dividend Policy

Dividend policy

[]   Target dividend cover ratio of 2.0 to 2.5 times calculated on an adjusted earnings per share basis

Each company will declare individual dividends before close

[]   Further dividends are expected to be declared by Greencore and Northern
     Foods in respect of current financial periods
                                                                        Slide 23

 Deal Structure to Minimise Cost and Risk

Merger to be completed by way of Cross Border Merger

[] Greencore absorbs Northern Foods assets and liabilities
[] Northern Foods shareholders will receive 0.4479 Greencore shares for every
   Northern Foods share held
[] Greencore Group Plc becomes Essenta Foods plc, trades as Essenta Foods
[] Requires 75% of votes cast at shareholder meetings to be in favour of the merger
[] Minimises financing costs and execution risks
                                                                        Slide 24

 Expected Timetable

Date             Event
-------------------------------------------------------------------------
December 2010    Greencore and Northern Foods shareholder documents posted
-------------------------------------------------------------------------
January 2011     EGM and shareholder meetings
-------------------------------------------------------------------------
March 2011       Essenta Foods prospectus published
-------------------------------------------------------------------------
March 2011       Target date for OFT clearance
-------------------------------------------------------------------------
March/April 2011 Court approval/Transaction effective
-------------------------------------------------------------------------
                                                                        Slide 25

 The Best of Both

[GRAPHIC OMITTED]

[] Creating a leading chilled prepared food company in the UK
[] Enhanced by strong brand positions and growth platforms in the US and
   Ireland
[] Combining two strong Boards and senior executive teams
[] With significant cost synergies and the potential to build a 'best of both'
   business
                                                                        Slide 26